CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-167472 and 333-155698) and Form S-8 (No. 333-125264) of Associated Estates Realty Corporation of our report dated February 22, 2011 relating to the financial statements of Westwind Farms which appear in this Current Report on Form 8‑K of Associated Estates Realty Corporation dated February 22, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
February 22, 2011